INDEPENDENT AUDITORS' CONSENT






We hereby consent to the inclusion in the Registration Statement on Form SB-2 of Global Telecommunications Solutions, Inc., of our report dated March 20, 2000 relating to the financial statements of Global Telecommunications Solutions, Inc. We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.










                                     /s/ WISS & COMPANY, LLP
                                     -----------------------
                                     WISS & COMPANY, LLP



Livingston, New Jersey

June 23, 2000